Two Harbors Investment Corp.
Reports Fourth Quarter 2010 Financial Results
NEW YORK, February 8, 2011 - Two Harbors Investment Corp. (NYSE Amex: TWO; TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities, today announced its financial results for the quarter ended December 31, 2010.
Fourth Quarter 2010 Highlights:

•	Successfully completed secondary stock offering of 14.4 million shares, inclusive of the greenshoe, for net proceeds of approximately $128.4 million.

•	Achieved total Comprehensive Income of $23.0 million, or $0.84 per diluted weighted share, reflecting strong yields and portfolio appreciation.

•	Reported Adjusted GAAP Earnings of $0.41 per share, representing a 17.1% return on average equity on an annualized basis.

•	Increased Book Value 2.2% on a sequential quarter basis to $9.44 per diluted weighted share.

•	Declared a dividend of $0.40 per common share, or 16.3% dividend yield, based upon December 31, 2010, closing price of $9.79.

“Our investment team continues to do a terrific job delivering value to our shareholders,” said Thomas Siering, Two Harbors' President and Chief Executive Officer.

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2010:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q4-2010			YTD 2010
Earnings	Earnings	Per diluted weighted share	Return on average equity	Earnings	Per diluted weighted share	Return on average equity
Core Earnings[1]	$9,883	$0.36	15.1%	$29,169	$1.30	14.1%
GAAP Net Income	$16,460	$0.60	25.1%	$35,755	$1.60	17.3%
Adjusted GAAP Earnings[2]	$11,204	$0.41	17.1%	$34,293	$1.53	16.6%
Comprehensive Income	$23,028	$0.84	35.2%	$59,324	$2.65	28.8%

Operating Metrics	Q4-2010
Dividend per common share	$0.40
Book value per diluted share at period end	$9.44
Expenses as a percentage of average equity	1.9%

(1) Core Earnings is a non-GAAP measure that the company defines as net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments and non-recurring business combination expenses. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency derivatives") and premium income on credit default swaps.

(2) Adjusted GAAP Earnings is a non-GAAP measure that the company defines as GAAP earnings, excluding the unrealized fair value gains and losses associated with the company's interest rate swaps and swaptions utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements and available-for-sale securities.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2010 of $9.9 million, or $0.36 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2010 of $9.0 million, or $0.35 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities (RMBS) and U.S. Treasuries for $167.7 million with an amortized cost of $165.7 million for a net realized gain of $1.6 million, net of tax, and recognized unrealized losses on our U.S. Treasury trading securities of $0.3 million, net of tax. During the quarter, the company terminated interest rate swap positions and realized a loss of $1.3 million, net of tax. In addition, the company recognized in earnings an unrealized gain, net of tax, of $5.3 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and $0.3 million economically hedging its trading securities, respectively, and net gains on other derivative instruments of approximately $1.0 million, net of tax.

The company reported GAAP Net Income of $16.5 million, or $0.60 per diluted weighted average share outstanding, for the quarter ended December 31, 2010, as compared to $9.9 million, or $0.38 per diluted weighted average share outstanding, for the quarter ended September 30, 2010. On a GAAP basis, the company provided an annualized return on average equity of 25.1% and 16.7% for the quarters ended December 31, 2010 and September 30, 2010, respectively.

Two Harbors reported Adjusted GAAP Earnings for the quarter ended December 31, 2010 of $11.2 million, or $0.41 per diluted weighted average common share outstanding, as compared to Adjusted GAAP Earnings for the quarter ended September 30, 2010 of $10.2 million, or $0.39 per diluted weighted average common share outstanding. On an Adjusted GAAP Earnings basis, the company recognized an annualized return on average equity of 17.1% and 17.3% for the comparative periods. “Adjusted GAAP Earnings” represents a non-GAAP measure and is defined as GAAP net income (loss) exclusive of unrealized gains and losses from interest rate swaps and swaptions, net of tax, utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements and available-for-sale securities.

The company reported Comprehensive Income of $23.0 million, or $0.84 per diluted weighted average share outstanding, for the quarter ended December 31, 2010, as compared to Comprehensive Income of $24.1 million, or $0.92 per diluted weighted average share outstanding, for the quarter ended September 30, 2010. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 35.2% and 40.7% for the quarters ended December 31, 2010 and September 30, 2010, respectively.

Other Key Operating Metrics
Two Harbors declared a quarterly dividend of $0.40 per common share for the quarter ended December 31, 2010 and $0.39 per common share for the quarter ended September 30, 2010. The annualized dividend yield on the company's common stock for the quarter ended December 31, 2010, based on the December 31, 2010 closing price of $9.79, was 16.3%.

The company's book value per diluted share, after giving effect to the fourth quarter 2010 dividend of $0.40, was $9.44 as of December 31, 2010, compared to $9.24 as of September 30, 2010.

Operating expenses for the fourth quarter were approximately $1.2 million, or 1.9% of average equity, compared to approximately $1.2 million, or 2.0%, for the third quarter of 2010.

"Two Harbors delivered shareholders with another strong dividend while increasing book value in the fourth quarter," said Jeff Stolt, Two Harbors' Chief Financial Officer. "For the year, we are pleased to have declared dividends totaling $1.48 per common share, which represents approximately 93% of our 2010 REIT taxable income."

Portfolio Summary

For the quarter ended December 31, 2010, the annualized yield on average RMBS and Agency derivatives was 5.8% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.2%. This resulted in a net interest rate spread of 4.6%. The company reported debt-to-equity, defined as total borrowings to fund RMBS and Agency derivatives divided by total equity, of 2.5:1.0 and 3.3:1.0 at December 31, 2010 and September 30, 2010, respectively.

The company's portfolio is principally comprised of RMBS available-for-sale securities and Agency derivatives. As of December 31, 2010, the total value of the portfolio was $1.4 billion, which was comprised of $1.0 billion of Agency RMBS, $30.5 million of Agency derivatives and $0.3 billion of non-Agency RMBS. As of December 31, 2010, fixed-rate securities comprised 60.6% of the company's portfolio and adjustable-rate securities comprised 39.4% of the company's portfolio. In addition, the company held $199.5 million of U.S. Treasuries classified on our balance sheet as trading securities.

Two Harbors was a party to interest rate swaps and swaptions as of December 31, 2010 with an aggregate notional amount of $950 million, of which $750 million was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements. This notional position represents 77.2% of the company's $1.0 billion in outstanding borrowings collateralized by RMBS and Agency derivatives.

The following table summarizes the company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of December 31, 2010
Agency Bonds
Fixed Rate Bonds	$746,957	53.9%
Hybrid ARMS	269,512	19.5%
Total Agency	1,016,469	73.4%
Agency Derivatives	30,534	2.2%
Non-Agency Bonds
Senior Bonds	268,161	19.4%
Mezzanine Bonds	69,775	5.0%
Total Non-Agency	337,936	24.4%

Aggregate Portfolio	$1,384,939

Fixed-rate investment securities as a percentage of aggregate portfolio	60.6%
Adjustable-rate investment securities as a percentage of aggregate portfolio	39.4%

Portfolio Metrics	For the Quarter Ended December 31, 2010
Annualized yield on average RMBS and Agency derivatives during the quarter
Agency	3.8%
Non-Agency	11.4%
Aggregate Portfolio	5.8%
Annualized cost of funds on average repurchase balance during the quarter	1.2%
Annualized interest rate spread for aggregate portfolio during the quarter	4.6%
Weighted average cost basis of principal and interest securities
Agency	$104.76
Non-Agency	$60.25
Weighted average three month CPR for our RMBS portfolio
Agency	8.0%
Non-Agency	4.0%
Debt-to-equity ratio at period-end[1]	2.5 to 1.0

(1) Defined as total borrowings to fund RMBS and Agency derivatives divided by total equity.

RMBS Agency securities owned by Two Harbors at December 31, 2010 experienced a three-month average Constant Prepayment Rate (CPR) of 8.0% during the fourth quarter of 2010, as compared to 9.7% during the third quarter of 2010. Including our Agency inverse interest-only derivatives, Two Harbors experienced a three-month average CPR of 8.2% during the fourth quarter of 2010, as compared to 10.0% during the third quarter of 2010. The weighted average cost basis of the Agency portfolio was 104.8% of par as of December 31, 2010 and 106.1% of par as of September 30, 2010. The net premium amortization was $4.7 million and $3.3 million for the quarters ended December 31, 2010 and September 30, 2010, respectively.

Non-Agency securities owned by Two Harbors at December 31, 2010 experienced a three-month average CPR of 4.0% during the fourth quarter of 2010 as compared to 11.9% during the third quarter of 2010. The weighted average cost basis of the non-Agency portfolio was 60.3% of par as of December 31, 2010 and 58.6% of par as of September 30, 2010. The discount accretion was $4.2 million and $3.1 million for the quarters ended December 31, 2010 and September 30, 2010, respectively. The total net discount remaining was $275.8 million and $250.9 million as of December 31, 2010 and September 30, 2010, respectively.

“We are particularly pleased with the performance of both our Agency and non-Agency portfolios, especially given the market volatility of the third and fourth quarters of 2010,” stated Bill Roth, Two Harbors' Co-Chief Investment Officer. “Further, January's strong rally in the non-Agency market contributed to significant value appreciation in our portfolio since December 31st.  While this performance is not necessarily indicative of the portfolio's ongoing performance for the remainder of the quarter or year, we are pleased to see that our portfolio is in very promising shape as we begin 2011."

Conference Call
Two Harbors Investment Corp. will host a conference call on February 9, 2011 at 9:00 a.m. EST to discuss fourth quarter 2010 financial results and related information. To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EST on February 9, 2011 through 9 p.m. EST on February 16, 2011. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Confirmation Code 38681646. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

About Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operation costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 9 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305, telephone 612-238-3300.

Contact
Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$1,354,405	$494,465
Trading securities, at fair value	199,523	—
Cash and cash equivalents	163,900	26,105
Total earning assets	1,717,828	520,570
Restricted cash	22,548	8,913
Accrued interest receivable	5,383	2,580
Due from counterparties	12,304	4,877
Derivative assets, at fair value	38,109	364
Other assets	1,260	1,062
Total Assets	$1,797,432	$538,366

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Repurchase agreements	$1,169,803	$411,893
Accrued interest payable	785	114
Due to counterparties	231,724	—
Accrued expenses and other liabilities	2,063	1,030
Dividends payable	10,450	3,484
Other liabilities	159	124
Total Liabilities	1,414,984	416,645

Stockholders' Equity
Preferred stock, par value $0.01 per share; 50,000,000
shares authorized; no shares issued and
oustanding	—	—
Common stock, par value $0.01 per share;
450,000,000 shares authorized and 40,449,977
and 13,379,209 shares issued and
outstanding, respectively	405	134
Additional paid-in capital	366,974	131,756
Accumulated other comprehensive income (loss)	22,619	(950)
Cumulative (losses) earnings	30,020	(5,735)
Cumulative distributions to stockholders	(37,570)	(3,484)
Total stockholders' equity	382,448	121,721
Total Liabilities and Stockholders' Equity	$1,797,432	$538,366

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Interest income:
Available-for-sale securities	$12,780	$2,796	$39,844	$2,796
Trading securities	155	—	170	—
Cash and cash equivalents	37	14	107	70
Total interest income	12,972	2,810	40,121	2,866
Interest expense	1,644	132	4,421	131
Net interest income	11,328	2,678	35,700	2,735
Other income:
Gain on investment securities, net	1,519	336	6,127	336
Gain (loss) on interest rate swap agreements	3,693	364	(6,344)	364
Gain on other derivative instruments	2,959	—	7,156	—
Total other income	8,171	700	6,939	700
Expenses:
Management fees	921	326	2,989	326
Operating expenses	1,246	9,425	4,578	12,171
Total expenses	2,167	9,751	7,567	12,497
Net income (loss) before income taxes	17,332	(6,373)	35,072	(9,062)
Benefit from (provision for) income taxes	(872)	(48)	683	318
Net income (loss)	16,460	(6,421)	35,755	(8,744)
Accretion of Trust Account income relating to common stock
subject to possible conversion	—	—	—	(93)
Net income (loss) attributable to common stockholders	$16,460	$(6,421)	$35,755	$(8,837)

Net income (loss) available per share to common stockholders:
Basic and Diluted	$0.60	$(0.38)	$1.60	$(0.39)

Weighted average shares outstanding:
Basic and Diluted	27,532,462	16,935,316	22,381,683	22,941,728

Comprehensive income (loss):

Net income (loss)	$16,460	$(6,421)	$35,755	$(8,744)
Other comprehensive income
Net unrealized gain on available-for-sale securities, net of tax	6,568	(950)	23,569	(950)
Other comprehensive income	6,568	(950)	23,569	(950)
Comprehensive income (loss)	$23,028	$(7,371)	$59,324	$(9,694)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Reconciliation of net income (loss) attributable to common
stockholders to Core Earnings:

Net income (loss) attributable to common stockholders	$16,460	$(6,421)	$35,755	$(8,837)

Adjustments for non-core earnings:
Gain on sale of securities, net of tax	(1,629)	(336)	(6,154)	(336)
Unrealized loss on trading securities, net of tax	315	—	315	—
Unrealized gain(loss), net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(5,256)	(240)	(1,461)	(240)
Unrealized gain(loss), net of tax, on interest rate swap economically hedging trading securities	(328)	—	(328)	—
Realized loss on termination of swaps, net of tax	1,294	—	3,780	—
Gain on other derivative instruments, net of tax	(973)	—	(2,738)	—
Non-recurring business combination expenses	—	8,097	—	10,477

Core Earnings	$9,883	$1,100	$29,169	$1,064

Weighted average shares outstanding - basic and diluted	27,532,462	16,935,316	22,381,683	22,941,728

Core Earnings per weighted average share outstanding - basic and diluted	$0.36	$0.06	$1.30	NM

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Reconciliation of net income (loss) attributable to common
stockholders to Adjusted GAAP Earnings:

Net income (loss) attributable to common stockholders	$16,460	$(6,421)	$35,755	$(8,837)

Adjustments to GAAP Net Income:
Unrealized gain(loss), net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(5,256)	(240)	(1,461)	(240)

Adjusted GAAP Earnings	$11,204	$(6,661)	$34,293	$(9,077)

Weighted average shares outstanding - basic and diluted	27,532,462	16,935,316	22,381,683	22,941,728

Adjusted GAAP Earnings per weighted avg. share outstanding - basic and diluted	$0.41	NM	$1.53	NM

NM = not meaningful